SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): January 30, 2003



                             PYR Energy Corporation
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



           Maryland                  0-20879                   95-4580642
----------------------------   -----------------------    --------------------
(State or other jurisdiction   (Commission File           (IRS Employer
 of incorporation)              Number)                    Identification No.)



                1675 Broadway, Suite 2450, Denver, Colorado 80202
                -------------------------------------------------
               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code (303) 825-3748

Item 5. Other Events.
---------------------

     Press Release. The press release of the Registrant dated January 30, 2003, which is filed as an exhibit hereto, is incorporated herein by reference.

Item 7. Financial Statements And Exhibits.
------------------------------------------

     (c) Exhibits.

                                  Exhibit Index
                                  -------------

Exhibit
Number      Description
------      -----------

99.1        Press release dated January 30, 2003.



                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  January 31, 2003                     PYR ENERGY CORPORATION



                                            By: /s/ Andrew P. Calerich
                                            ------------------------------------
                                            Andrew P. Calerich
                                            Chief Financial Officer

                                  EXHIBIT 99.1


On January 30, 2003, the Registrant issued the following press release:

           "PYR ENERGY UPDATES SAN JOAQUIN BASIN EXPLORATION ACTIVITY

     DENVER -- PYR Energy Corporation (AMEX:PYR) today announced that the operator of the Pyramid Power well, located in Kern County, California, has recommended plugging and abandoning this exploration well. Production testing in the Point of Rocks formation has resulted in non-commercial delivery of hydrocarbons and, based on log analysis, the operator has determined that production testing in the Temblor formation is not warranted. Other participants in the well, including PYR Energy Corporation, have consented to the plugging operations. PYR owns a carried working interest of 2.81% in the well and as a result of the carry, PYR has not incurred and will not incur any costs in the drilling or plugging of the well.

     "While it is certainly disappointing that the Pyramid Power project was not successful, we remain optimistic concerning our Temblor formation targeted Bulldog and Wedge prospects," said Scott Singdahlsen, President of PYR. "These new Temblor projects are considerably more shallow than the Pyramid Power and East Lost Hills exploratory drilling that we have undertaken to the Temblor thus far in the San Joaquin Basin. With shallower depths for the same Temblor formation, we expect to encounter better reservoir quality." Singdahlsen continued by stating, "we are optimistic that hydrocarbons exist at this depth in the Temblor formation because of our experience in drilling to the deeper Temblor at East Lost Hills and at Pyramid Power."

     PYR owns approximately 12,100 gross and 11,600 net acres at its Wedge prospect and approximately 15,600 gross and 15,100 net acres at its Bulldog prospect.

     Denver based PYR Energy is an independent oil and gas company primarily engaged in the exploration for and the development and production of natural gas and crude oil. PYR's activities are focused in the San Joaquin Basin of California and in select areas of the Rocky Mountain region. Additional information about PYR Energy Corporation can be accessed via the Company's web site at www.pyrenergy.com.

                                     # # #

     This release contains forward-looking statements regarding PYR Energy Corporation's future plans and expected performance based on assumptions the Company believes to be reasonable. A number of risks and uncertainties could cause actual results to differ materially from these statements, including, without limitation, the success rate of exploration efforts and the timeliness of development activities, fluctuations in oil and gas prices, and other risk factors described from time to time in the Company's reports filed with the SEC. In addition, the Company operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond the Company's control. This press release includes the opinions of PYR Energy and does not necessarily include the views of any other person or entity. This release may not have been reviewed or approved by the operator and/or participants in any of the projects discussed."